Exhibit 99.1

NEWS

WJ Communications Announces First Quarter 2007

Financial Results

SAN JOSE, Calif. — May 2, 2007 — WJ Communications, Inc. (Nasdaq: WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced results for its first quarter ended April 1, 2007.

Financial and Business Highlights:

•                  Reported quarterly revenue of $10.8 million, which was in-line with guidance

•                  Completed successful transition to fabless business model with the closure of the wafer manufacturing facility at the end of March, resulting in annualized cost savings of $4 to $5 million

•                  On schedule to introduce 15 new products in first half of 2007, with 8 sampled during the first quarter

“I am pleased to report that the first quarter and the closure of our wafer manufacturing facility represented an end to a period of transition for WJ that began in late 2005,” stated Bruce Diamond, President and Chief Executive Officer of WJ Communications.  “With the last step in that process now complete, we are able to further focus our resources on our core competencies, including the aggressive introduction of new products and technologies in each of our target markets.  Following the successful implementation of a number of key initiatives over the last eighteen months, we believe our business is at a positive inflection point. We enter the second quarter with our highest ever OEM backlog, solid traction and a strong pipeline of business, and we expect revenue for the second quarter to increase sequentially 7 to 11 percent.”

Revenue for the first quarter of 2007 was $10.8 million as compared to revenue of $11.3 million in the fourth quarter of 2006 and $12.3 million in the first quarter of 2006.

Gross margin for the first quarter of 2007 was 42.7 percent, compared to 45.0 percent in the fourth quarter of 2006 and 50.2 percent in the same period a year ago.  Gross margin percent declined sequentially due to the reduced utilization of the wafer manufacturing facility during the closing process and the delayed qualification by a customer for cost reduced parts that were originally anticipated in the quarter.

Operating expenses for the quarter totaled $9.5 million. This compares to $8.2 million in the previous quarter and $10.5 million in the same period a year ago. First quarter 2007 operating expenses increased due to the extended operation of our wafer manufacturing facility and increased R&D spending related to the acceleration of new product introductions.  The first quarter of 2007 includes restructuring charges of $212,000 and the fourth quarter of 2006 included a benefit of $286,000 related to restructuring.

Net loss for the first quarter of 2007 was $4.6 million, or ($0.07) per diluted share, which included $0.9 million of stock compensation expenses.  This compares to a net loss of $2.9 million, or ($0.04) per diluted share, in the fourth quarter of 2006 and a net loss of $2.8 million, or ($0.04) per diluted share, in the first quarter of 2006, which included a tax benefit of $1.3 million.

Cash, cash equivalents and short-term investments as of April 1, 2007 were approximately $18.9 million.

The Company is in the process of completing its FIN48 implementation, which may result in some adjustment of its tax liabilities on the balance sheet.  If required, these changes will be reflected in the final balance sheet included in WJ Communications’ Form 10-Q.

Business Outlook

WJ Communications’ Chief Executive Officer, Bruce Diamond, and Chief Financial Officer, Greg Miller, will provide a business update and guidance for the second quarter of 2007 and other periods during their financial results conference call today.  Projections and guidance are estimates only and actual performance could differ.

First Quarter 2007 Financial Results Conference Call and Web cast

WJ Communications will host a conference call and Web cast with investors today, Wednesday, May 2, 2007, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the first quarter 2007 financial results and the outlook for the second quarter of 2007. Investors and other interested parties may access the call by dialing 800-240-8621 (+1-303-205-0044 outside of the U.S.), with the Reservation ID 11088658, at least 10 minutes prior to the start of the call.  In addition, an audio Web cast will be available in the Investor Relations section of the Company’s Web site at www.wj.com.  Following the live Web cast, an archived version will be available on the Company’s Web site.

Forward Looking Statements

This release and other statements by the Company in its announced conference call contain forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the actual performance by the Company in the second quarter and all of 2007, actual savings related to the closure of our wafer manufacturing facility, the success of our new product introductions, the ability to meet our projected schedule for product introductions, the actual effect of the Company’s FIN48 implementation, whether the Company’s inflection point is positive at this time, and the risk factors contained in the Company’s Form 10-K for year ended 2006, Form 10-Q, the risks to be set forth in the above described conference call and Web cast and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission, which are available on the SEC Web site at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and WiMax. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners

Company Contact:	Media Contact	Investor Contact:
R. Gregory Miller	Claudia Lin	Kellie Nugent
Chief Financial Officer	Marketing and Public Relations	Shelton Group Investor Relations
WJ Communications	WJ Communications	For WJ Communications
408-577-6200	408-577-6341	972-239-5119 ext. 125
Gregory.Miller@wj.com	Claudia.Lin@wj.com	Knugent@sheltongroup.com

(Financial Tables to Follow)

WJ Communications Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	April 1, 2007	April 2, 2006
Sales
Core business (1)	$10,757	$12,309
Legacy (2)	—	32
Net Sales	10,757	12,341

Cost of goods sold	6,164	6,140

Gross profit	4,593	6,201

Operating expenses:

Research & development	5,497	5,147

Selling & administrative	3,830	5,365

Restructuring	212	—

Total operating expenses	9,539	10,512

Loss from operations	(4,946)	(4,311)

Interest income, net	249	262

Other income, net	120	3

Loss before income taxes	(4,577)	(4,046)

Income tax benefit	—	(1,289)

Net loss	$(4,577)	$(2,757)

Basic and diluted net loss per share	$(0.07)	$(0.04)

Basic and diluted weighted average shares	67,484	65,707

(1)             Core business sales includes sales of our semiconductor components, multi-chip modules and RFID reader modules.

(2)             Legacy sales includes sales of our wireless and fiber optic products.

WJ Communications Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	April 1, 2007 (1)	December 31, 2006 (2)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,053	$17,024
Short-term investments	6,866	8,399
Accounts receivable, net	5,778	5,759
Inventory	6,659	5,281
Other current assets	2,007	1,563
Total current assets	33,363	38,026

PROPERTY, PLANT AND EQUIPMENT, net	7,339	7,232

Goodwill	6,834	6,834
Intangible assets, net	893	960
Other assets	180	181
	$48,609	$53,233

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	15,099	15,057

Total long-term liabilities	11,694	12,586

Total stockholders’ equity	21,816	25,590
	$48,609	$53,233

(1)             Unaudited

(2)             As to be restated with correction of the 2001 and 2002 restructuring error of $1,332K